Exhibit 99.1

UNDERTAKING AGREEMENT

This Undertaking Agreement (the “Agreement”) is made on this 13 day of July, 2011 by and between:

1.             ELIXIR GAMING TECHNOLOGIES (CAMBODIA) CO., LIMITED, a Cambodian private limited company incorporated under the laws of the Kingdom of Cambodia under the number Co. 4497/08E on January 18, 2008, having its registered address at Suite No. 8 & 9, Ground Floor, North Wing, Hotel Cambodiana, 313 Sisowath Quay, Phnom Penh, Cambodia, represented by Mr. Chung Yuk Man, a Chinese citizen, holding Passport No. H90130531 with correspondence address at Unit 3705, 37/F., The Centrium, 60 Wyndham Street, Central, Hong Kong (“EGT”);

2.             MS. BAN SREYMOM, a Cambodian individual, holding Cambodian identity card number 210013333 issued on 16 February 2004, residing at Outapuk Krom Village, Sangkat Toul Laveal, Khan Pailin, Pailin Province, Kingdom of Cambodia (“BSM”); and

3.             DREAMWORLD LEISURE (PAILIN) LIMITED, a Cambodian private limited company incorporated under the laws of the Kingdom of Cambodia under the number Co.1499E/2011 on 30 June, 2011, having its registered address at Suite No. 8 & 9, Ground Floor, North Wing, Hotel Cambodiana, 313 Sisowath Quay, Phnom Penh, Cambodia, represented by Mr. Chung Yuk Man, a Chinese citizen, holding Passport No. H90130531, with correspondence address at Unit 3705, 37/F., The Centrium, 60 Wyndham Street, Central Hong Kong (“DWP”),

Hereinafter individually referred to as “Party” and collectively referred to as the “Parties”.

RECITALS

(A)          WHEREAS EGT and BSM had entered into a Shareholders Agreement dated 16th May 2011 (“Shareholders Agreement”) with respect to, amongst other matters, the formation of DWP as a joint venture company between EGT and BSM, for development, ownership and operation of a casino and the ancillary businesses (which may include hotel rooms, restaurants and other amenities) (“Casino”) located on certain parcels of land in Cambodia owned by BSM (the “Project”), which include:

(i)            a parcel of land of a total area of approximately 1,196 square meters located in Phsar Prom District, Pailin Province, which is the border area of the Kingdom of Cambodia and Thailand, and is currently registered under a Certificate of Title issued by the Department of Land Management Urban Planning Construction and Cadastre, with Certificate of Title No. BL000313 (AI 0126) (“Land A”); and

(ii)           two parcels of land of a total area of approximately 23,160 square meters located in Phsar Prom District, Pailin Province, which are currently registered under Certificates of Title issued by the Department of Land Management Urban Planning Construction and Cadastre, with Certificates of Title No. BL000031 (AI 0011) for a flat surface area of 11,323 square meters, and No. BL000030 (AI 0010) for a flat surface area of 11,837 square meters (collectively “Land C”).

(B)          WHEREAS after further deliberation, EGT and BSM agree to streamline their co-operation structure by terminating the Shareholders Agreement and to restructure the relevant Casino project and the respective obligations, rights and undertakings of the Parties therein according to the terms of this Agreement.

(C)           WHEREAS with the mutual consent of BSM and EGT to terminate the Shareholders Agreement, DWP had been established as a wholly-owned subsidiary of EGT and in respect of the relevant Casino project, DWP is the principal party to the relevant cooperation arrangement with BSM as more particularly mentioned in this Agreement.

AGREEMENT

CLAUSE   1:  Termination of Shareholders Agreement

1.1           EGT and BSM hereby agree to terminate the Shareholders Agreement by mutual consent and all terms of the Shareholders Agreement shall be terminated and cease to have any effect immediately upon signing of this Agreement by all Parties hereto.

1.2           Each of EGT and BSM hereby irrevocably confirms, warrants and represents to the other Party that, with immediate effect :-

(a)           it shall release the other Party from any present or future obligations, undertakings, liabilities (actual or contingent), commitment, warranties howsoever in connection with or arising from the Shareholders Agreement; and

(b)           it has no outstanding claims, demands and other rights (in each case whether actual or contingent) whatsoever against the other Party in respect of or arising from the Shareholders Agreement.

CLAUSE   2:  DWP’s First Right to Lease Land C

2.1           It is acknowledged that on the same date of this Agreement, BSM entered into a separate lease agreement with DWP pertaining to Land A (“Lease A”).

2.2           BSM hereby warrants and represents to DWP that Land C is currently leased by BSM to a third party tenant (the “Existing Third Party Lease”) and BSM warrants and represents to DWP that the Existing Third Party Lease will expire in the second half of 2016.

2.3           In consideration of the covenants, obligations and agreements of DWP under this Agreement, BSM hereby agrees that :

(a)           DWP shall have a first priority right to lease  Land C from BSM upon expiration or early termination of the Existing Third Party Lease;

(b)           DWP shall have an absolute right to determine whether or not to lease Land C provided that it has to inform BSM of its decision at least 3 months prior to the expiration date of the Existing Third Party Lease. If the Existing Third Party Lease is terminated prior to the date it would otherwise have expired in accordance with its terms, BSM shall immediately notify DWP by written notice and within 3 months from the date of receipt of such notice, DWP shall inform BSM of its decision;

(c)           If DWP informs BSM that it will not lease Land C or if DWP fails to inform BSM of its decision before (or as the case may be, within) the relevant 3 month period as mentioned in sub-clause (b) above, then BSM shall be free to lease Land C to a third party on whatever terms as BSM deems proper and agrees with that relevant third party lessee;

(d)           If DWP informs BSM that it will lease Land C, then BSM and DWP shall enter into a separate lease agreement pertaining to Land C, which shall take effect immediately after the expiration or earlier termination of the Existing Third Party Lease (“Lease C”) and the salient terms of which shall include, without limitation:

(i)            the term of Lease C shall be twenty (20) years from the date of delivery of possession of Land C by BSM to DWP, subject to any renewal as may be agreed between BSM and DWP;

(ii)           BSM shall deliver the possession of Land C and any existing building structure thereon to DWP as soon as reasonably practicable after the signing date of Lease C;

(iii)          throughout the term of Lease C, the monthly rental for lease C shall be US$25,000;

(iv)          there shall be no rent-free period;

(v)           DWP shall have exclusive and quiet possession, use and enjoyment of Land C and DWP shall have full possession right and control over the building structure on Land C and DWP shall have the absolute right to dismantle and/or remove all or any portion of the building structure on Land C and/or to erect any new building structure thereon without the requirement of paying any compensation to lessor;

(vi)          subject to the obtaining of the relevant permits and licenses, DWP shall use Land C for expansion of its Casino;

(vii)         DWP (or its nominees) shall have a first right to purchase Land C if lessor decides to sell or mortgage it to a third party during the term of Lease C;

(viii)        DWP may terminate Lease C by written notice to lessor if the relevant government authorities fail to grant to DWP the licenses, consents, permits, authorizations or other approvals or any of them which are necessary in connection with the Project (including, but not limited to, the relevant construction permits or approvals for constructing the Casino on Land C and/or the relevant gaming approvals or licenses for developing and operating the Casino on Land C) within 9 months from the signing date of Lease C;

(ix)           the governing laws and jurisdiction shall be Cambodian laws and Cambodian courts; and

(x)            other than those as specified above, all other terms of Lease C shall be the same as Lease A;

(e)       Where DWP has notified BSM of its intention to lease Land C (the “Positive Notification”) and BSM fails to promptly enter into such lease after the date of the Positive Notification, then without prejudice to any other rights and remedies of DWP under this Agreement or at law, BSM shall by no later than 30 calendar days from the date on which the Existing Third party Lease expires or is terminated (the “Date of Breach”), pay to DWP as liquidated damages an amount of US$25,000 and thereafter continue to pay liquidated damages in the same amount  on the same date of each calendar month up to and including the earlier of (i) the date on which BSM remedies the breach by entering into Lease C with DWP in form and substance that conforms with Clause 2.3(d) above; or (ii) the date falling on the 20th anniversary of the Date of Breach; provided however, that BSM shall not be required to pay liquidated damages to DWP under this Clause 2.3(e) if and only if  a “Force Majeure Event” (as defined in Clause 3 below) has occurred and subsists at any time on and from the date of the Positive Notification and the date on which Lease C would have become effective but for such Force Majeure Event;

(f)       If DWP informs BSM that it will lease Land C, but DWP subsequently fails to enter into Lease C, (unless in between the Positive Notification of DWP and the supposed effective date of Lease C, namely the date immediately following the expiration or termination of the Existing Third Party Lease, there is an occurrence of any “Force Majeure Event” (as defined below)), then without prejudice to other rights and remedies entitled by BSM under this Agreement or at law, DWP shall by no later than 30 calendar days from the date on which the Existing Third party Lease expires or is terminated (the “Date of Breach”), pay to DWP as liquidated damages an amount of US$25,000 and thereafter continue to pay liquidated damages in the same amount  on the same date of each calendar month up to and including the earlier of  (i) the date on which DWP rectifies the breach by entering into Lease C with BSM in form and substance that conforms with Clause 2.3(d) above; (ii) the date on which BSM enters into a lease agreement of Land C with other third party; or (iii) the date falling on the 20th anniversary of the Date of Breach; provided however, that DWP shall not be required to pay liquidated damages to BSM under this Clause 2.3(f) if and only if  a “Force Majeure Event” (as defined in Clause 3 below) has occurred and subsists at any time on and from the date of the Positive Notification and the date on which Lease C would have become effective but for such Force Majeure Event; and

(g)      Notwithstanding the provisions in sub-clauses (e) and (f) above, if a Force Majeure Event occurs and subsists at any time on and from the date of the Positive Notification and the date on which Lease C would have become effective but for such Force Majeure Event then DWP, or as the case may be, BSM, may elect not to enter into Lease C unless and until the relevant “Force Majeure Event” and its effect and consequences have been remedied or ceased without the need of paying the relevant liquidated damages to the other Party and the relevant “Date of Breach” shall only be counted from one month after the end of the relevant “Force Majeure Event” PROVIDED THAT if the “Force Majeure Event” or the effect thereof lasts for more than one year from the date of occurrence of the relevant Force Majeure Event, then both DWP and BSM shall be permanently relieved from the obligations to enter into Lease C (unless they agree to the otherwise in writing).

CLAUSE   3:  Definition of “Force Majeure Event”

3.1           In this Agreement, “Force Majeure Event” means any event beyond the reasonable control of a Party, which may include, but is not limited to, the temporary or permanent closure of the immigration check point at Phsar Prom District, Pailin Province, by either the Governments of Cambodia or Thailand, the imposition of any restrictions or prohibitions by the Government of Thailand for restricting or forbidding its citizens from traveling to Cambodia and/or gaming at the casinos in Cambodia, the imposition of any restrictions or prohibitions by the Government of Cambodia for restricting or forbidding gaming activities within Pailin Province, and any other acts of God or disasters including, but not limited to, storm, flood, fire, earthquake, explosion, cyclone, tidal wave, landslide, adverse weather conditions, war whether declared or undeclared, revolution or act of public enemies, sabotage, riots, insurrections, civil commotion or epidemics.

CLAUSE   4: Sale of Land by BSM during the term of Lease

4.1           For the purpose of this Clause 4 and other provisions of this Agreement, Land A and Land C are collectively and individually referred to as the “Relevant Land” and Lease A and Lease C are collectively and individually referred to as  the “Relevant Lease”.

4.2           It is acknowledged by BSM and DWP that pursuant to the terms of the Relevant Lease, DWP shall have a first priority right to purchase the Relevant Land in case BSM wants to sell, mortgage or pledge (collectively “Sell”) the Relevant Land during the term of the Relevant Lease.

4.3           It is agreed that if BSM decides to Sell the Relevant Land but DWP decides not to purchase it in accordance with the terms of the Relevant Lease, BSM shall ensure and procure that the third party purchaser of the Relevant Land is aware of and will be bound by the terms of the Relevant Lease as though it had been an original party to that Relevant Lease. It is further agreed that the third party purchaser of the Relevant Land will not be entitled to all or any of the rights and benefits enjoyed by BSM under this Agreement, which include, but are not limited to, the benefit to share 20% of the “Profit Before Depreciation” of the Casino on the Relevant Land as more particularly described below.

4.4           It is agreed that :

(a) if BSM sells Land A (or, as the case may be, Land C) to a third party or DWP or its nominees at any time before the Relevant Lease starts or within 10 years after the date on which BSM gives the possession of the Relevant Land to DWP pursuant to the Relevant Lease (collectively the “Relevant 10 Year Period”), she will immediately cease to get the 20% of the “Profit Before Depreciation” of the Casino on the Relevant Land being sold from the date on which the Relevant Land is sold (the “Sold Date”, which shall be referred to as the date on which the name of the new purchaser is registered as the new owner of the Relevant Land);

(b)  if BSM sells Land A to a third party or DWP or its nominees at any time after the Relevant 10 Year Period, DWP shall give BSM a lump sum of US$60,000 (United States dollars Sixty Thousands) within 30 days from the Sold Date of Land A and subject to such payment, BSM will cease to get the 20% of the “Profit Before Depreciation” of the Casino on Land A; and

(c)  if BSM sells Land C to a third party or DWP or its nominees at any time after the Relevant 10 Year Period, DWP shall give BSM a lump sum of US$290,000 (United States dollars Two Hundred and Ninety Thousands) within 30 days from the Sold Date of Land C and subject to such payment, BSM will cease to get the 20% of the “Profit Before Depreciation” of the Casino on Land C.

For the avoidance of doubt, the estate of BSM will not be considered as a third party purchaser under Clause 4.3 and this Clause 4.4 and the estate of BSM will be the successor of all her personal rights and benefits under this Agreement in the unfortunate event of BSM’s death provided that her estate shall also be bound by the obligations, undertakings and liabilities of BSM under this Agreement.

CLAUSE   5: Undertaking by BSM not to Sell Land C Prior to Entering of Lease C

5.1           BSM undertakes that at any time after the date of this Agreement but before the later of :

(a)   the deadline for DWP to indicate its decision as to whether or not to lease Land C in accordance with Clause 2.3 (b) above; or

(b)   if DWP indicates by notice to BSM that it decides to lease Land C, the date of signing of Lease C by BSM and DWP,

she will not Sell or offer to Sell Land C to any third party.

CLAUSE   6: Agreement in relation to the Relocation of BSM’s Supermarket to Land B

6.1           It is acknowledged by DWP and BSM that :

(a)           as at the date hereof, BSM is currently operating a supermarket on Land A; and

(b)           BSM owns another parcel of land of a total area of approximately 1,676 square meters located in Phsar Prom District, Pailin Province, which is currently registered under a Certificate of Title issued by the Department of Land Management Urban Planning Construction and Cadastre, with Certificate of Title No. BL (AI 0367),(“Land B”) and this Land B is currently vacant.

6.2           In consideration of the covenants, obligations and agreements of BSM under this Agreement DWP agrees that it will, as soon as reasonably practicable after the date of this Agreement :

(a)           at DWP’s own costs and absolute control, prepare the construction plan of a new supermarket building structure on Land B (the “Building Structure B”), which shall  have similar or substantial similar design, area and furnishings as the existing supermarket building structure on Land A,  and the budget of the entire construction thereof (collectively the “Building Structure B Construction Plan”) for BSM’s approval (such approval not to be unreasonably withheld or delayed by BSM) and once approved, the Building Structure B Construction Plan should not be changed without the prior written consent of both BSM and DWP;

(b)           apply for and on behalf of BSM, or as the case may be, reasonably assist BSM in applying herself, to the relevant government authorities for the necessary construction permit(s) for construction of the Building Structure B in accordance with the Building Structure B Construction Plan (the “Construction Permit B”) provided that all costs that related to such application and obtaining of Construction Permit B shall be borne by DWP; and

(c)           subject to the obtaining of the Construction Permit B, at DWP’s own costs, construct and develop the Building Structure B for BSM to move and to relocate her existing supermarket on Land A to there provided that DWP shall construct and develop the Building Structure B in accordance with the Building Structure B Construction Plan.

6.3           BSM hereby agrees, warrants and represents to DWP that :

(a)           within 30 days after DWP has completed the construction of the Building Structure B, she will at her own costs, relocate and move her supermarket from Land A to the Building Structure B (the “Relocation”);

(b)           immediately after the Relocation, she will deliver the vacant possession of the Land A  and the existing building structure thereon to DWP in accordance with the terms of Lease A;

(c)           BSM shall be solely entitled to and responsible for the revenue and liabilities of the supermarket business and Land B;

(d)           BSM shall be solely responsible, at her own costs, for payment of all government charges and/or levies of her supermarket business and Land B; and

(e)                                 BSM shall be solely responsible, at her own costs, for all maintenance and repair of :

(i)                the existing building structure on Land A prior to the delivery of the possession of it and Land A to DWP; and

(ii)             the Building Structure B both before and after the Relocation.

6.4           Each of BSM and DWP agrees to use their respective reasonable endeavors to cooperate and to take whatever action that is legally required for procuring the Relocation to occur on or before 31 December 2011.

6.5           BSM agrees that in case she decides to give up the supermarket business and to lease out Land B, she will give a first priority right to lease Land B to DWP for expansion of its Casino and the terms of such lease shall be agreed between DWP and BSM in good faith.

6.6           It is agreed that the obligation on DWP to develop the Building Structure B under this Clause may be suspended, at the sole discretion of DWP, if during the period between the date of this Agreement and the completion of the development of Building Structure B, there is an occurrence of  a “Force Majeure Event” and the suspension, if any, shall last until the effect of the relevant “Force Majeure Event” lapses. Without prejudice to other provisions under this Agreement regarding the consequences of termination of this Agreement, in case of any termination of this Agreement pursuant to Clause 9 below or any termination of Lease A pursuant to the terms thereof, the obligation on DWP to develop the Building Structure B under this Clause shall immediately cease and determine.

CLAUSE  7 : Considerations of DWP

7.1                                 In consideration of the covenants, obligations and agreements of BSM under this Agreement, DWP agrees to :

(a)                                  develop the Building Structure B on Land B for BSM’s Relocation of her supermarket in accordance with Clause 6 above;

(b)                                 pay BSM an one-off lump sum of US$180,000 (United States dollars One Hundred and Eighty Thousands) within seven (7) days from the date hereof; and

(c)                                  give 20% of the “Profit Before Depreciation” of the Casino on the Relevant Land to BSM on a quarterly basis during the subsistence of this Agreement. It is agreed that the payment of the said 20% of the Profit Before Depreciation shall start from the date on which the operation of the Casino on the Relevant Land goes live.

7.2                                In this Agreement,

(a)                                  “Profit Before Depreciation” means in respect of any given period, the POSITIVE BALANCE of the total income of the Casino (and the other ancillary facilities, if any) on the Relevant Land LESS (i) all payouts (including, but not limited to, any payout of jackpots of slot machines) to customers, (ii) OPEX; and (iii) all taxes levied on the gaming operation and the non-gaming part of business of that Casino on the Relevant Land during that period; and

(b)                                 “OPEX” means all operational expenditures (whether they are pre-Casino opening or post-opening expenditures) that relate to the daily operation of the Casino on the Relevant Land, which include, but are not limited to, utilities charges, training costs and uniform costs for the floor staffs, salaries and other fringe benefits for the floor staffs, costs for repair and maintenance of the relevant building structure on the Relevant Land and the equipment and assets (including but not limited to electronic gaming machines and other gaming equipment), food and beverage costs, marketing and promotional expenditures, applicable insurance costs, the renewal fees of the Casino licenses and any other expenses that may be agreed by DWP and BSM in writing from time to time to constitute “OPEX” PROVIDED ALWAYS THAT all capital expenditures on assets, the depreciation and amortization of assets and all rentals paid by DWP under Lease A and/or Lease C shall not be counted as part of the OPEX.

7.3                                DWP agrees that as long as there is a “Profit Before Depreciation” of the Casino on the Relevant Land during the relevant calendar quarter, it shall distribute and pay 20% thereof to BSM.  All payment of such 20% of Profit Before Depreciation shall be made on or before the 15th day of the month immediately after the relevant calendar quarter ends, namely 15th January, 15th April, 15th July and 15th October of each calendar year during the term of this Agreement. BSM acknowledges that this Clause 7 will not constitute any guarantee from DWP that there must be a “Profit Before Depreciation”. If there is no “Profit Before Depreciation” during the relevant calendar quarter, then no amounts will be payable by DWP to BSM (save and except for the agreed normal rental payment under the terms of the Relevant Lease). Without prejudice to other provisions under this Agreement regarding the consequences of termination of this Agreement, in case of any termination of this Agreement pursuant to Clause 9 below, or any termination of Lease A (or, as the case may be, Lease C) pursuant to the terms thereof, or subject to and in accordance with the provisions of Clause 4.4 above, the obligation on DWP to pay 20% of “Profit Before Depreciation” that generated by the Casino on Land A (or, as the case may be, Land C)  to BSM under this Clause shall immediately cease and determine.

7.4                                DWP agrees that it will, at its costs, employ a maximum of two (2)  personnel nominated by BSM (“BSM’s Personnel”) for overseeing the operation of the Casino on the Relevant Land and ensuring that all books and records of DWP are accurately and properly recorded provided that :

(a)          the BSM’s Personnel must possess the relevant qualifications, skills, expertise and experience for assuming the relevant positions;

(b)         the salaries and other fringe benefits, if any, of BSM’s Personnel must be reasonable and will be determined by DWP at its absolute discretion;

(c)          the BSMs’ Personnel must be subject to and must abide by the same corporate rules and polices of other employees of DWP; and

(d)         DWP reserves absolute rights to promote or, if the BSM’s Personnel commits any wrongdoings, to subject them to any disciplinary actions or lay off them as DWP deems fit at its absolute discretion. If any of BSM’s Personnel is dismissed by DWP or leaves the employment of DWP, BSM may replace such personnel provided that all relevant provisions of this Clause 7.4 shall apply to such replacing personnel.

7.5                                 Regardless of the employment of BSM’s Personnel by DWP, it is agreed by BSM and DWP that DWP shall have the exclusive management right and control over the business operation of the Casino and all business decisions and policy making in respect of the Casino’s business shall be vested absolutely in DWP and/or the directors or officers who are appointed by EGT to DWP’s Board of Directors or any of their delegates or nominees.

7.6           BSM and DWP further agree that, without prejudice to the generality of the foregoing provision, DWP shall have the absolute and unfettered right to manage and control :

(a)                                  the brand-building and marketing of the Casino provided that all the promotional and marketing expenditures shall form part of the OPEX;

(b)                                 the cage and the treasury function of the Casino which includes, but is not limited to, the money collection from the electronic gaming machines placed on the gaming floor of the Casino;

(c)                                  the employment of all the floor staffs which includes, but is not limited to, the determination of the necessary number of the floor staffs, the recruitment, training, and lay-off of the floor staffs provided that all salaries and other fringe benefits for the floor staffs shall form part of the OPEX;

(d)                                 the selection of suppliers and purchase of consumable materials and goods, which include, but are not limited to, food and beverage materials, for use in the Casino’s business provided that all costs for such purchases shall form part of the OPEX;

(e)                                  the selection of insurance carrier for insuring the Casino and other third party liability risks as EGT deems appropriate provided that all costs for such insurance shall form part of the OPEX ; and

(f)                                    the determination of house rules and policies of the Casino and the pay-out rate of the electronic gaming machines installed therein.

CLAUSE   8:  Taxes

It is agreed that DWP shall be responsible to pay for all applicable taxes (including, but not limited to, gaming tax), fees, duties, charges and withholdings, which any applicable government authority may charge against DWP on account of or resulting from Casino business on the Relevant Land and the revenue generated from such business.

CLAUSE   9:  Termination.

9.1                                 This Agreement shall remain valid unless and until the earlier of :

(a)                                  the date on which BSM and/or her estate ceases to own both Land A and Land C, in which case this Agreement shall be automatically terminated;

(b)                                 the date on which both Lease A and Lease C (if entered into by the relevant parties) expire or terminate, in which case this Agreement shall be automatically terminated; or

(c)                                  the termination of this Agreement pursuant to Clause 9.2.

9.2                                 This Agreement may be terminated:

(a)           by mutual consent in writing by BSM and DWP; or

(b)                                 where there is a material breach of any clause of this Agreement by either BSM or DWP (the “Defaulting Party”) and the Defaulting Party fails to remedy that breach within sixty (60) days after receipt of written notice thereof from the complaining party (the “Non-defaulting Party”), then the Non-defaulting Party may give immediate written notice to the Defaulting Party to terminate this Agreement; or

(c)                                  if any “Force Majeure Event” occurs during the term of this Agreement and the effect thereof lasts for more than six months from the date of occurrence of the relevant Force Majeure Event, then at any time after the said six month period, DWP may by immediate written notice to BSM to terminate this Agreement; or

(d)                                 if not owing to the default of DWP, the relevant government authorities (and if applicable, the relevant Cambodian and Thai land authorities) fail to grant the  licenses, consents, permits, authorizations or other approvals or any of them which are necessary in connection with the Project (including, but not limited to, the necessary construction permit(s) for the renovation, refurbishment or construction of building structure(s) for operation of a casino on Land A and/or the necessary gaming approvals or licenses for developing and operation of the Casino (the “Gaming Licenses”, provided that the Gaming Licenses shall, at a minimum, authorize table games of all kinds (including but not limited to, Baccarat, Black Jack, Poker, Roulette, Dice Game, etc.) and electronic gaming machines at the Casino) on Land A, to DWP on or before 31 March 2012), then DWP may terminate this Agreement by immediate written notice to BSM; or

(e)                                  if DWP once obtained the Gaming Licenses but fails to maintain them not owing to its default or non-payment of any Gaming Licenses renewal fee, then DWP may at any time after it’s then current Gaming Licenses become ineffective, give immediate written notice to BSM to terminate this Agreement. For the avoidance of doubt, the mere non-renewal of any Gaming Licenses by the relevant authorities based on the ground that the DWP is not an appropriate operator of casino without proof of any wrongdoings by DWP shall not be regarded as a default by DWP.

9.3                                 Any expiration or termination of this Agreement shall not affect any rights or liabilities of either party that accrued prior to the date of termination. For the avoidance of doubt however, any expiration or termination of this Agreement will not cause the Shareholders Agreement to become effective again and any consideration received by BSM prior to the termination will not be refunded.

9.4                                 Any terms or conditions of this Agreement which are capable of having effect after the termination of this Agreement shall remain in full force and effect following the termination of this Agreement.

CLAUSE   10:  Warranties

Each of the Parties represents and warrants to the other that:

(a)          it has full power and authority to enter into and to perform its obligations under this Agreement, which when executed, shall constitute valid and binding obligations on each Party in accordance with the Agreement’s terms;

(b)         the entry into, delivery of, and performance of this Agreement by each Party shall not (i) result in any breach of any provision of a Party’s constitutional documents where a Party is a corporate entity;; or (ii) result in a breach of any order, judgement or decree of any court, governmental agency or regulatory body to which a Party is a party or by which a Party or its assets are bound;

(c)          it will conduct all activities or perform its obligations under this Agreement in compliance with all material applicable laws, which include, but not limited to, the applicable anti-corruption and anti-money laundering Cambodian legislations; and

(d)         It has freely entered into this Agreement, is aware of the terms, conditions and its obligations and rights under it and acknowledges that it has sought and been properly advised in respect thereof. It further represents, warrants and covenants that it has and shall have the requisite experience, knowledge and capacity to enter into and perform this Agreement and, at all times, on arm’s length commercial terms.

Each of the Parties acknowledges that it has not been induced to enter into this Agreement by any representation, warranty or undertaking not expressly incorporated herein.

CLAUSE   11:  Ambiguity or Inconsistency with the Relevant Lease

In the event of any ambiguity or discrepancy between the provisions of this Agreement and the Relevant Lease, it is intended that the provisions of this Agreement shall prevail and, accordingly, the Parties shall abide by the relevant terms as contained in this Agreement.

CLAUSE   12:  Exercise of Rights

No failure or delay of any Party to exercise any right, power or remedy in connection with this Agreement (each a “Right”) shall operate as a waiver of that Right, nor shall any single or partial exercise of any Right preclude the exercise of any other Right or the further exercise of the partially exercised Right. The Rights provided in this Agreement are cumulative and not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this Agreement shall not be deemed to be a waiver of any subsequent breach.

CLAUSE   13:  Assignment

None of the Parties may assign or transfer all or any part of their rights or obligations under this Agreement or any benefit arising under or out of this Agreement without the prior written consent of the other Party, it being specified that this Agreement shall bind the estate of BSM in the unfortunate event of her death.

CLAUSE   14:  Public Announcements

The Parties acknowledge and agree that EGT, DWP and/or their parent company, namely, Entertainment Gaming Asia Inc., which is a listed company in the United States of America, may make such public announcement or press release relating to this Agreement for compliance with the relevant listing rules and regulations at any time without the requirement of seeking any prior approval of BSM.

CLAUSE   15:  Binding on Heirs and Assignees

This Agreement shall be binding upon the heirs, personal representatives, successors, and assigns of the Parties.

CLAUSE   16:  Language and Interpretation

This Agreement is made in the English and Khmer language and if there is a conflict between the two versions, the Khmer language version shall prevail.

The headings in this Agreement are inserted for convenience only and shall not affect the construction of the provisions of this Agreement. Words denoting the singular number only include the plural and vice versa. Words importing the masculine gender shall include the feminine and neutral genders and vice versa

CLAUSE   17:  Entire Agreement

This Agreement constitutes the entire agreement between the Parties, and it supersedes all other written or oral agreements of the Parties that are in conflict with this Agreement (save and except for the Relevant Lease), and it may not be amended except in writing signed by or on behalf of each of the Parties.

CLAUSE   18:  Governing Law

This Agreement, its validity, interpretation and implementation shall be governed by, and construed in accordance with, the laws of the Kingdom of Cambodia.

CLAUSE   19: Dispute Resolution

19.1         If a dispute or difference shall arise between the Parties as to the interpretation of this Agreement or as to any matter or thing of whatsoever nature arising under or in connection with this Agreement, then the disputing party shall notify the other Party in writing (“Notice of Dispute”). Within sixty (60) days (or such longer period as may be agreed by the parties in writing from time to time) of receiving the Notice of Dispute, the authorised representatives of the Parties shall meet and attempt in good faith to resolve the dispute and third party mediator(s) may be engaged to facilitate the negotiation process.

19.2         In the Parties fail to resolve any differences, disputes and/or controversies as contemplated by Clause 19.1 above, within sixty (60) days (or such longer period as may be agreed by the parties in writing from time to time) of the date of Notice of Dispute, such dispute or controversy shall be referred to and finally resolved by the Cambodian courts.

CLAUSE   20: Severability

If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable under applicable law, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability, unless such provision is of such essential importance for this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without such provision. If necessary, the Parties agree that they will enter into a new agreement in writing for implementing the provisions of this Clause 20.

CLAUSE   21: Notices

Any official notice which either party may be required to give shall be given in writing and by delivering to the relevant Parties at their respective addresses specified above or to any other addresses as may be informed by the relevant party to the others in writing.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their respective duly authorized representatives on the day and year first above written.

BAN SREY MOM Holder of the Cambodian identity	DREAMWORLD LEISURE (PAILIN) LIMITED
card number 210013333	By its authorized representative

/s/ Chung Yuk Man
/s/ Ban Srey Mom	Mr. Chung Yuk Man
Ms. Ban Srey Mom
WITNESS:	WITNESS

Name:	Name:

ELIXIR GAMING TECHNOLOGIES (CAMBODIA) CO., LIMITED
By its authorized representative

/s/ Chung Yuk Man
Mr. Chung Yuk Man

WITNESS

NAME: